For Immediate Release	Inquiries: Felise Glantz Kissell (215) 409-7287 Kissell-Felise@aramark.com	Gene Cleary (215) 409-7945 Cleary-Gene@aramark.com
Aramark Reports Second Quarter Earnings
YEAR-OVER-YEAR SUMMARY
•Revenue +2%; Organic Revenue +3%
◦Performance accelerated as quarter progressed; Strong new business wins and client retention over 98%
◦Revenue growth would have increased another 3% if not for certain items1
•Operating Income +9%; Adjusted Operating Income (AOI) +11%2
◦Leveraged expanded Global Supply Chain capabilities; Disciplined operational cost management
◦Operating Income margin +30 bps; AOI margin +30 bps2
•GAAP EPS +15% to $0.23; Adjusted EPS +22%2 to $0.34
◦Results reflected consistent operational execution throughout organization
•Advanced Capital Allocation Priorities to Enhance Financial Flexibility and Shareholder Returns
◦Extended $1.8 billion of debt maturities to 2030 and beyond at comparable interest rates
◦Repurchased nearly $140 million of stock as part of the Company's $500 million share repurchase program

Philadelphia, PA, May 6, 2025 - Aramark (NYSE: ARMK) today reported second quarter fiscal 2025 results.

"We are experiencing very positive business trends across the Company as we head into the second half of our fiscal year, including record retention rates, significant new client wins, and monthly revenue growth acceleration," said John Zillmer, Aramark’s Chief Executive Officer. "We are effectively managing fluctuations in the broader marketplace and we have a proven track record of benefiting from a highly resilient business model, given the breadth and depth of our portfolio. The robust capabilities we’ve built are rooted in the power of our people, the strength of our Supply Chain, and a growth-minded, hospitality culture focused on providing exceptional service for our clients."

1 Items include the prior year exit of some facilities accounts, a calendar shift in the Education sector, and certain temporary weather-related client site closures that occurred, primarily in the Southeast region of the United States, in the second quarter
2 On a constant currency basis

SECOND QUARTER RESULTS
Consolidated revenue was $4.3 billion in the second quarter, a 2% increase year-over-year, with Organic revenue growth of 3% compared to the prior year period. Revenue and organic revenue growth would have been approximately 3% higher if not for the following items within the FSS United States segment: 1) prior year portfolio exits in Facilities; 2) fewer operating days due to a calendar shift at several universities in the Education sector; and 3) certain temporary weather-related client site closures that occurred, primarily in the Southeast. The effect of currency translation reduced revenue by $51 million.

	Revenue
	Q2 '25	Q2 '24	Change (%)		Organic Revenue Change (%)
FSS United States	$3,056M	$3,044M	—%	*	1%	*
FSS International	1,223	1,156	6%		10%
Total Company	$4,279M	$4,200M	2%		3%
*The Change (%) and Organic Revenue Change (%) reflected the prior year exit of some facilities accounts, a calendar shift in the Education sector, and certain temporary weather-related client site closures that occurred, primarily in the Southeast.
Difference between Change (%) and Organic Revenue Change (%) reflected the impact of currency translation
•FSS United States revenue growth was driven by 1) Business & Industry from higher participation rates, new client wins, and additional micro-market and vending services; 2) Corrections from strong base and new business wins; and 3) Avendra from net new business and base business within procurement services—which more than offset the items referenced above. Revenue and organic revenue growth would have been approximately 3% higher if not for these items.
•FSS International revenue growth was broad-based across nearly all countries, largely from ongoing base business growth and net new business performance—with the U.K., Spain, Chile, and Canada driving the increase. Revenue on a GAAP basis included the impact of currency translation.
Operating Income increased 9% year-over-year to $174 million, and AOI grew 11%2 to $205 million, representing an operating income margin increase of 30 basis points and an AOI margin increase of more than 30 basis points2 year-over-year. Profitability growth was due to the Company’s higher revenue levels, supply chain efficiencies, and disciplined operational cost management. The effect of currency translation reduced operating income by $2 million.

	Operating Income			Adjusted Operating Income (AOI)
	Q2 '25	Q2 '24	Change (%)	Q2 '25	Q2 '24	Change (%)	Constant Currency Change (%)
FSS United States	$152M	$144M	5%	$176M	$168M	5%	5%
FSS International	52	43	21%	58	47	23%	26%
Corporate	(29)	(28)	(4)%	(29)	(28)	(4)%	(4)%
Total Company	$174M	$159M	9%	$205M	$187M	9%	11%
May not total due to rounding

Year-over-year profitability growth and margin expansion resulted from the following segment performance:
•FSS United States was led by higher base business and AI-driven supply chain productivity, resulting from enterprise spend visibility and improved purchasing decisions at the client site level. Profitability growth in the segment more than offset reduced profit from fewer operating days due to a calendar shift in the Education sector.
•FSS International increased due to higher base business volume, along with the maturity of new business, disciplined control of operating costs, and strengthened supply chain economics.

CASH FLOW AND CAPITAL STRUCTURE
Aramark experienced higher cash inflow in the second quarter, associated with the seasonal cadence of the business. Net cash provided by operating activities in the second quarter was $256 million and free cash flow was $141 million. For the six months ended March 28, 2025, the Company reported stronger cash flow compared to the prior year period with Net Cash used in operating activities improving approximately $105 million and Free Cash Flow improving approximately $64 million. This performance was primarily the result of stronger net income and favorable working capital.

During the second quarter, Aramark implemented strategies that advanced its capital allocation priorities to enhance the Company's financial flexibility and drive shareholder returns, including:
•Repaid $552 million of Senior Notes due April 2025 and refinanced $839 million of term loans due January 2027 with $1.4 billion of new term loans due June 2030;
•Repaid €325 million of Euro Senior Notes in April 2025 and issued €400 million of Euro Senior Notes due April 2033;
•Ongoing commitment to quarterly dividend payments, which was previously increased to 11% for fiscal year 2025; and
•Continued repurchasing shares under its $500 million share repurchase program authorized in November 2024. To date, the Company has repurchased nearly 4 million shares for an aggregate purchase price of approximately $140 million.
The proactive actions undertaken regarding Aramark's debt commitments were net leverage neutral and at comparable interest rates. At quarter-end, the Company had over $1.6 billion in cash availability.

DIVIDEND DECLARATION
Aramark's Board of Directors approved a quarterly dividend of 10.5 cents per share of common stock, as announced on April 30, 2025. The dividend will be payable on May 28, 2025, to stockholders of record at the close of business on May 14, 2025.

BUSINESS UPDATE
Aramark anticipates revenue growth to accelerate over the next two quarters primarily from net new business, strong client retention rates, and volume growth. The Company's belief is based on trends that are currently occurring in the business, including:
•An increase in base business volume within the Education sector, as well as additional operating days at multiple universities within the portfolio;
•New business ramp up in the Sports, Leisure, and Corrections sector;
•Continued momentum in Business & Industry, particularly with positive return to office trends;
•Strong base business in Healthcare from vertical sales and expansion of core operations, with new growth in senior living;
•Continued double-digit organic revenue growth in FSS International; and
•Lapping the prior year Facilities account exits.
The Company remains confident in its ability to achieve Net New of 4% to 5% of prior year revenue—with retention levels above historic levels—in fiscal 2025.
Aramark is effectively managing the fluctuations in the marketplace. The Company has a proven track record in benefiting from a resilient business model during periods of uncertainty given Aramark's extensive capabilities and diversified portfolio.

OUTLOOK
The Company provides its expectations for organic revenue growth, Adjusted Operating Income growth (constant currency), Adjusted Earnings per Share growth (constant currency), and Net Debt to Covenant Adjusted EBITDA ("Leverage Ratio") on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the effect of currency translation. The fiscal 2025 outlook reflects management's current assumptions regarding numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.
The Company expects to see significant growth opportunity immediately ahead in the business and remains confident in the ability to achieve its full-year financial performance. As a result, Aramark reaffirmed expectations for its fiscal 2025 outlook for Organic Revenue, Adjusted Operating Income, Adjusted EPS, and Leverage Ratio.

The Company continues to anticipate its full-year performance for fiscal 2025 as follows:

($ in millions, except EPS)	FY24	FY25* Outlook
	Reference Point	Year-over-year Growth[1]

Organic Revenue	$17,401	+7.5%	—	+9.5%

Adjusted Operating Income	$882	+15%	—	+18%

Adjusted EPS	$1.55	+23%	—	+28%

Leverage Ratio	3.4x	~3.0x

Adjusted EPS Outlook does not include benefit from potential share repurchases
* 53-week year; Expected benefit of ~2% to Organic Revenue and Adjusted Operating Income
[1]Constant Currency, except Leverage Ratio

“We are highly confident in realizing the growth opportunities immediately ahead for the business, driven by our extensive strategic and operational capabilities,” Zillmer added. "We will continue to manage the portfolio for significant value creation—through organic revenue growth, margin progression, and a strengthened balance sheet. As always, I am immensely grateful for our teams across the globe who are the driving force behind our success.”

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's website, www.aramark.com, on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 16 countries around the world with food and facilities management. Because of our hospitality culture, our employees strive to do great things for each other, our partners, our communities, and the planet. Learn more at www.aramark.com and connect with us on LinkedIn, Facebook, X, and Instagram.

Selected Operational and Financial Metrics

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue adjusted to eliminate the impact of currency translation.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the impact of amortization of acquisition-related intangible assets; severance and other charges; spin-off related charges and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the impact of amortization of acquisition-related intangible assets; severance and other charges; spin-off related charges; the effect of debt repayments and refinancings on interest expense, net, and other items impacting comparability, less the tax impact of these adjustments. The tax effect for Adjusted Net Income for our United States earnings is calculated using a blended United States federal and state tax rate. The tax effect for Adjusted Net Income in jurisdictions outside the United States is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income from continuing operations attributable to Aramark stockholders adjusted for interest expense, net; provision for income taxes; depreciation and amortization and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. We also use Net Debt for our ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents and short-term marketable securities.

Free Cash Flow
Free Cash Flow represents net cash (used in) provided by operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Adjusted Revenue (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Net Income (including on a constant currency basis), Adjusted EPS (including on a constant currency basis), Covenant Adjusted EBITDA and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income, net income, earnings per share or net cash (used in) provided by operating activities, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Net Income, Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules

Amortization of Acquisition-Related Intangible Assets - adjustments to eliminate the impact of amortization expense recognized on acquisition-related intangible assets.

Severance and Other Charges - adjustments to eliminate severance expenses in the applicable period ($6.2 million for year-to-date 2024).

Spin-off Related Charges - adjustments to eliminate charges related to the Company's prior year spin-off of the Uniform segment, including accounting and legal related expenses, third party advisory costs and other costs. Adjustment also eliminates charitable contribution expense for the contribution of Vestis shares to a donor advised fund in order to fund charitable contributions ($8.8 million for year-to-date 2024).

Gains, Losses and Settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of the Company's ongoing operational performance, primarily for expense for contingent consideration liabilities related to acquisition earn outs ($11.1 million for year-to-date 2025 and $0.5 million for year-to-date 2024) and charges related to hyperinflation in Argentina ($0.6 million for the second quarter of 2025, $1.3 million for year-to-date 2025, $0.9 million for the second quarter of 2024 and $4.8 million for year-to-date 2024).

Effect of Debt Repayments and Refinancings on Interest Expense, net - adjustments to eliminate expenses associated with the repayment of borrowings and refinancings by the Company in the applicable period such as charges related to the payment of a call premium ($23.9 million for year-to-date 2024), non-cash charges for the write-off of unamortized debt issuance costs and discounts ($2.5 million for both the second quarter and year-to-date 2025, $1.2 million for the second quarter of 2024 and $9.1 million for year-to-date 2024) and the payment of third party costs ($5.8 million for both the second quarter and year-to-date 2025 and $0.4 million for both the second quarter and year-to-date 2024).

Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to Adjusted Net Income calculated based on a blended United States federal and state tax rate for United States adjustments and the local country tax rate for adjustments in jurisdictions outside the United States. Adjustment also eliminates the tax related impact of the Company's prior year spin-off of the Uniform segment, including a valuation allowance recorded based on the Company's ability to utilize foreign tax credits ($7.1 million charge for year-to-date 2024), non-deductible transaction costs ($3.6 million charge for both the second quarter and year-to-date 2025 and $2.6 million charge for year-to-date 2024) and the restatement of the Company's deferred tax position ($1.9 million benefit for year-to-date 2024). Additionally, the adjustment reverses the release of a valuation allowance recorded at a foreign subsidiary ($8.6 million benefit for both the second quarter and year-to-date 2025) and eliminates the impact of the state tax treatment related to the sale of a minority interest ($4.4 million charge for both the second quarter and year-to-date 2025).

Effect of Currency Translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements under the heading "Business Update," "Outlook," and those related to our expectations regarding the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases, forward-looking statements can be identified by words such as "outlook," "aim," "anticipate," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time and actual results or outcomes may differ materially from those that we expected.

Some of the factors that we believe could affect or continue to affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, climate change, pandemics, energy shortages, sports strikes and other adverse incidents; geopolitical events including, but not limited to, the ongoing conflict between Russia and Ukraine and the ongoing conflict in the Middle East, global supply chain disruptions, inflation, volatility and disruption of global financial markets; the impact of United States and other countries' trade policies including the implementation of tariffs; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; currency risks and other risks associated with international operations, including compliance with a broad range of laws and regulations, including the United States Foreign Corrupt Practices Act; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with our distribution partners; the contract intensive nature of our business, which may lead to client disputes; the inability to hire and retain key or sufficient qualified personnel or increases in labor costs; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; risks associated with the completed spin-off of Aramark Uniform and Career Apparel ("Uniform") as an independent publicly traded company to our stockholders; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; increases or changes in income tax rates or tax-related laws; potential liabilities, increased costs, reputational harm, and other adverse effects based on our commitments and stakeholder expectations relating to environmental, social and governance considerations; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; our leverage; variable rate indebtedness that subjects us to interest rate risk; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; and other factors set forth under the headings "Part I, Item 1A Risk Factors," "Part I, Item 3 Legal Proceedings" and "Part II, Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on November 19, 2024 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website at www.aramark.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. Forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 28, 2025	March 29, 2024
Revenue	$4,279,298	$4,199,913
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	3,919,653	3,869,152
Depreciation and amortization	117,059	109,118
Selling and general corporate expenses	68,411	62,557
Total costs and expenses	4,105,123	4,040,827
Operating income	174,175	159,086
Interest Expense, net	89,704	86,377
Income Before Income Taxes	84,471	72,709
Provision for Income Taxes	22,498	19,707
Net income	61,973	53,002
Less: Net income (loss) attributable to noncontrolling interests	119	(447)
Net income attributable to Aramark stockholders	$61,854	$53,449

Earnings per share attributable to Aramark stockholders:
Basic	$0.23	$0.20
Diluted	$0.23	$0.20
Weighted Average Shares Outstanding:
Basic	264,811	262,841
Diluted	267,420	265,282

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Six Months Ended
	March 28, 2025	March 29, 2024
Revenue	$8,831,384	$8,607,678
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	8,070,885	7,914,230
Depreciation and amortization	230,263	214,662
Selling and general corporate expenses	138,797	152,750
Total costs and expenses	8,439,945	8,281,642
Operating income	391,439	326,036
Interest Expense, net	165,508	200,939
Income Before Income Taxes	225,931	125,097
Provision for Income Taxes	58,255	43,578
Net income	167,676	81,519
Less: Net income (loss) attributable to noncontrolling interests	203	(466)
Net income attributable to Aramark stockholders	$167,473	$81,985

Earnings per share attributable to Aramark stockholders:
Basic	$0.63	$0.31
Diluted	$0.62	$0.31
Weighted Average Shares Outstanding:
Basic	264,846	262,447
Diluted	268,076	264,775

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	March 28, 2025	September 27, 2024
Assets

Current Assets:
Cash and cash equivalents	$920,455	$672,483
Receivables	2,231,537	2,096,928
Inventories	405,855	387,601
Prepayments and other current assets	281,919	249,550
Total current assets	3,839,766	3,406,562
Property and Equipment, net	1,649,972	1,573,193
Goodwill	4,810,085	4,677,201
Other Intangible Assets	1,899,471	1,804,602
Operating Lease Right-of-use Assets	699,306	638,659
Other Assets	590,760	574,154
	$13,489,360	$12,674,371

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$423,803	$964,286
Current operating lease liabilities	56,900	54,163
Accounts payable	1,135,269	1,394,007
Accrued expenses and other current liabilities	1,567,536	1,801,754
Total current liabilities	3,183,508	4,214,210
Long-Term Borrowings	6,109,078	4,307,171
Noncurrent Operating Lease Liabilities	253,050	241,012
Deferred Income Taxes and Other Noncurrent Liabilities	909,958	865,510
Commitments and Contingencies
Redeemable Noncontrolling Interests	13,696	7,494
Total Stockholders' Equity	3,020,070	3,038,974
	$13,489,360	$12,674,371

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Six Months Ended
	March 28, 2025	March 29, 2024
Cash flows from operating activities:
Net income	$167,676	$81,519
Adjustments to reconcile Net income to Net cash used in operating activities:
Depreciation and amortization	230,263	214,662
Increase in contingent consideration liability	11,127	—
Deferred income taxes	2,931	(7,810)
Share-based compensation expense	30,296	29,444
Changes in operating assets and liabilities	(724,340)	(737,802)
Payments made to clients on contracts	(86,850)	(99,002)
Other operating activities	37,693	83,192
Net cash used in operating activities	(331,204)	(435,797)
Cash flows from investing activities:
Net purchases of property and equipment and other	(232,486)	(192,243)
Acquisitions, divestitures and other investing activities	(249,984)	(97,578)
Net cash used in investing activities	(482,470)	(289,821)
Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	690,472	(1,349,204)
Net change in funding under the Receivables Facility	586,000	600,000
Payments of dividends	(55,683)	(49,862)
Proceeds from issuance of common stock	16,379	15,583
Repurchase of common stock	(109,283)	—
Other financing activities	(61,321)	(49,529)
Net cash provided by (used in) financing activities	1,066,564	(833,012)
Effect of foreign exchange rates on cash and cash equivalents and restricted cash	(11,497)	404
Increase (Decrease) in cash and cash equivalents and restricted cash	241,393	(1,558,226)
Cash and cash equivalents and restricted cash, beginning of period	732,613	1,972,367
Cash and cash equivalents and restricted cash, end of period	$974,006	$414,141

Balance Sheet classification
(in thousands)	March 28, 2025	March 29, 2024
Cash and cash equivalents	$920,455	$356,605
Restricted cash in Prepayments and other current assets	53,551	57,536
Total cash and cash equivalents and restricted cash	$974,006	$414,141

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	March 28, 2025
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,056,338	$1,222,960		$4,279,298
Operating Income (as reported)	$151,685	$51,553	$(29,063)	$174,175
Operating Income Margin (as reported)	5.0%	4.2%		4.1%

Revenue (as reported)	$3,056,338	$1,222,960		$4,279,298
Effect of Currency Translation	2,542	48,315		50,857
Adjusted Revenue (Organic)	$3,058,880	$1,271,275		$4,330,155
Revenue Growth (as reported)	0.4%	5.8%		1.9%
Adjusted Revenue Growth (Organic)	0.5%	9.9%		3.1%

Operating Income (as reported)	$151,685	$51,553	$(29,063)	$174,175
Amortization of Acquisition-Related Intangible Assets	24,195	5,827	—	30,022
Gains, Losses and Settlements impacting comparability	—	622	—	622
Adjusted Operating Income	$175,880	$58,002	$(29,063)	$204,819
Effect of Currency Translation	724	1,681	—	2,405
Adjusted Operating Income (Constant Currency)	$176,604	$59,683	$(29,063)	$207,224

Operating Income Growth (as reported)	5.1%	21.1%	(4.3)%	9.5%
Adjusted Operating Income Growth	4.7%	22.6%	(4.3)%	9.3%
Adjusted Operating Income Growth (Constant Currency)	5.1%	26.2%	(4.3)%	10.6%
Adjusted Operating Income Margin	5.8%	4.7%		4.8%
Adjusted Operating Income Margin (Constant Currency)	5.8%	4.7%		4.8%

	Three Months Ended
	March 29, 2024
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,043,504	$1,156,409		$4,199,913

Operating Income (as reported)	$144,365	$42,576	$(27,855)	$159,086
Amortization of Acquisition-Related Intangible Assets	23,624	3,751	—	27,375
Gains, Losses and Settlements impacting comparability	—	965	—	965
Adjusted Operating Income	$167,989	$47,292	$(27,855)	$187,426

Operating Income Margin (as reported)	4.7%	3.7%		3.8%
Adjusted Operating Income Margin	5.5%	4.1%		4.5%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Six Months Ended
	March 28, 2025
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$6,357,354	$2,474,030		$8,831,384
Operating Income (as reported)	$345,404	$105,238	$(59,203)	$391,439
Operating Income Margin (as reported)	5.4%	4.3%		4.4%

Revenue (as reported)	$6,357,354	$2,474,030		$8,831,384
Effect of Currency Translation	3,556	108,930		112,486
Adjusted Revenue (Organic)	$6,360,910	$2,582,960		$8,943,870
Revenue Growth (as reported)	1.6%	5.2%		2.6%
Adjusted Revenue Growth (Organic)	1.7%	9.8%		3.9%

Operating Income (as reported)	$345,404	$105,238	$(59,203)	$391,439
Amortization of Acquisition-Related Intangible Assets	48,054	10,452	—	58,506
Gains, Losses and Settlements impacting comparability	11,127	1,315	—	12,442
Adjusted Operating Income	$404,585	$117,005	$(59,203)	$462,387
Effect of Currency Translation	1,002	4,424	—	5,426
Adjusted Operating Income (Constant Currency)	$405,587	$121,429	$(59,203)	$467,813

Operating Income Growth (as reported)	8.2%	18.5%	27.7%	20.1%
Adjusted Operating Income Growth	9.4%	16.0%	(12.2)%	10.6%
Adjusted Operating Income Growth (Constant Currency)	9.7%	20.3%	(12.2)%	11.9%
Adjusted Operating Income Margin	6.4%	4.7%		5.2%
Adjusted Operating Income Margin (Constant Currency)	6.4%	4.7%		5.2%

	Six Months Ended
	March 29, 2024
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$6,256,236	$2,351,442		$8,607,678

Operating Income (as reported)	$319,130	$88,819	$(81,913)	$326,036
Amortization of Acquisition-Related Intangible Assets	44,041	7,238	—	51,279
Severance and Other Charges	6,149	—	92	6,241
Spin-off Related Charges	—	—	29,037	29,037
Gains, Losses and Settlements impacting comparability	568	4,844	—	5,412
Adjusted Operating Income	$369,888	$100,901	$(52,784)	$418,005

Operating Income Margin (as reported)	5.1%	3.8%		3.8%
Adjusted Operating Income Margin	5.9%	4.3%		4.9%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Net Income Attributable to Aramark Stockholders (as reported)	$61,854	$53,449	$167,473	$81,985
Adjustment:
Amortization of Acquisition-Related Intangible Assets	30,022	27,375	58,506	51,279
Severance and Other Charges	—	—	—	6,241
Spin-off Related Charges	—	—	—	29,037
Gains, Losses and Settlements impacting comparability	622	965	12,442	5,412
Effect of Debt Repayments and Refinancings on Interest Expense, net	8,326	1,595	8,326	33,352
Tax Impact of Adjustments to Adjusted Net Income	(9,030)	(6,785)	(18,019)	(21,905)
Adjusted Net Income	$91,794	$76,599	$228,728	$185,401
Effect of Currency Translation, net of Tax	2,052	—	3,654	—
Adjusted Net Income (Constant Currency)	$93,846	$76,599	$232,382	$185,401

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$61,854	$53,449	$167,473	$81,985
Diluted Weighted Average Shares Outstanding	267,420	265,282	268,076	264,775
	$0.23	$0.20	$0.62	$0.31
Earnings Per Share Growth (as reported) %	14.8%		101.8%

Adjusted Earnings Per Share
Adjusted Net Income	$91,794	$76,599	$228,728	$185,401
Diluted Weighted Average Shares Outstanding	267,420	265,282	268,076	264,775
	$0.34	$0.29	$0.85	$0.70
Adjusted Earnings Per Share Growth %	18.9%		21.9%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$93,846	$76,599	$232,382	$185,401
Diluted Weighted Average Shares Outstanding	267,420	265,282	268,076	264,775
	$0.35	$0.29	$0.87	$0.70
Adjusted Earnings Per Share Growth (Constant Currency) %	21.5%		23.8%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	March 28, 2025	March 29, 2024
Net Income Attributable to Aramark Stockholders (as reported)	$348,010	$625,901
Less: Income from Discontinued Operations, net of tax	—	(148,987)
Net Income from Continuing Operations Attributable to Aramark Stockholders	$348,010	$476,914
Interest Expense, net	331,285	423,859
Provision for Income Taxes	117,649	149,605
Depreciation and Amortization	451,148	418,753
Share-based compensation expense(1)	63,062	66,658
Unusual or non-recurring (gains) and losses(2)	(25,071)	(373,653)
Pro forma EBITDA for certain transactions(3)	28,502	5,834
Other(4)(5)	95,335	116,975
Covenant Adjusted EBITDA	$1,409,920	$1,284,945

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings(6)	$6,532,881	$5,921,485
Less: Cash and cash equivalents and short-term marketable securities(6)(7)	963,721	469,435
Net Debt	$5,569,160	$5,452,050
Covenant Adjusted EBITDA	$1,409,920	$1,284,945
Net Debt/Covenant Adjusted EBITDA(8)	3.9	4.2

(1) Represents non-cash share-based compensation expense resulting from the application of accounting for stock options, stock appreciation rights, restricted stock units, performance stock units and deferred stock unit awards.

(2) The twelve months ended March 28, 2025 represents the fiscal 2024 gain from the sale of the Company's remaining equity investment in the San Antonio Spurs NBA franchise ($25.1 million). The twelve months ended March 29, 2024 represents the fiscal 2024 non-cash charge for the impairment of certain assets related to a business that was sold ($2.3 million), the fiscal 2023 gain from the sale of the Company's equity method investment in AIM Services, Co., Ltd. ($377.1 million) and the fiscal 2023 loss from the sale of a portion of the Company's equity investment in the San Antonio Spurs NBA franchise ($1.1 million).

(3) Represents the annualizing of net EBITDA from certain acquisitions and divestitures made during the period.
(4) "Other" for the twelve months ended March 28, 2025 includes adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($52.8 million), non-cash adjustments to inventory based on expected usage ($18.2 million), charges related to a ruling on a foreign tax matter ($6.8 million), severance charges ($6.7 million), non-cash charges related to the impairment of a trade name ($3.3 million), contingent consideration expense related to acquisition earn outs, net of reversals ($2.4 million), the impact of hyperinflation in Argentina ($1.9 million) and other miscellaneous expenses.

(5) "Other" for the twelve months ended March 29, 2024 includes adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($51.8 million), charges related to the Company's spin-off of the Uniform segment ($45.5 million), income related to non-United States governmental wage subsidies ($13.6 million), the impact of hyperinflation in Argentina ($11.4 million), the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($11.3 million), net severance charges ($10.1 million), non-cash charges for inventory write-downs ($6.1 million), labor charges and other expenses associated with closed or partially closed locations from adverse weather ($5.4 million), non-cash charges related to information technology assets ($2.1 million), multiemployer pension plan withdrawal charges ($2.0 million) and other miscellaneous expenses.
(6) "Total Long-Term Borrowings" and "Cash and cash equivalents and short term marketable securities" includes both the outstanding liability and the related cash proceeds from the previously outstanding euro denominated 3.125% Senior Notes due April 2025, which were repaid on April 1, 2025 ($351.9 million), and from the issuance of the euro denominated 4.375% Senior Notes due April 2033 ($433.1 million).
(7) Short-term marketable securities represent held-to-maturity debt securities with original maturities greater than three months, which are maturing within one year and will convert back to cash. Short-term marketable securities are included in "Prepayments and other current assets" on the Condensed Consolidated Balance Sheets.
(8) The twelve months ended March 29, 2024 has been restated to exclude the results of the Uniform segment for the entire period, including quarters prior to the spin-off.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

	Six Months Ended	Three Months Ended	Three Months Ended
	March 28, 2025	December 27, 2024	March 28, 2025
Net cash (used in) provided by operating activities	$(331,204)	$(587,152)	$255,948

Net purchases of property and equipment and other	(232,486)	(117,788)	(114,698)

Free Cash Flow	$(563,690)	$(704,940)	$141,250

	Six Months Ended	Three Months Ended	Three Months Ended
	March 29, 2024	December 29, 2023	March 29, 2024
Net cash (used in) provided by operating activities	$(435,797)	$(657,077)	$221,280

Net purchases of property and equipment and other	(192,243)	(111,201)	(81,042)

Free Cash Flow	$(628,040)	$(768,278)	$140,238

	Six Months Ended	Three Months Ended	Three Months Ended
	Change	Change	Change
Net cash provided by operating activities	$104,593	$69,925	$34,668

Net purchases of property and equipment and other	(40,243)	(6,587)	(33,656)

Free Cash Flow	$64,350	$63,338	$1,012